UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 4, 2003

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Events

PGE Credit Ratings

On June 4, 2003, Fitch Ratings (Fitch) upgraded its ratings of Portland General Electric Company (PGE, or the Company) senior secured, senior unsecured, and preferred stock to 'BBB-', BB', and 'B+' from 'BB+', 'BB-', and 'B', respectively. In addition, Fitch's Rating Outlook was revised from 'Rating Watch Positive' to 'Positive'.

Fitch indicated that PGE's ratings reflect the ongoing challenges arising from the Company's status as a subsidiary of an insolvent parent, but that it recognizes a meaningfully improved near-to-intermediate term liquidity outlook and significant improvement in PGE's medium-term financial profile.

Public Utility Holding Company Act of 1935

On June 11, 2003, the Securities and Exchange Commission (SEC) issued an order granting Petitions for Review (Petitions) filed with the SEC by Enron Corp. (Enron) and others on February 27, 2003. The Petitions request that the SEC review the February 6, 2003 Initial Decision of the administrative law judge that PGE does not meet the criteria to be predominantly intrastate in character and denying Enron's application for exemption under Section 3(a)(1) of the Public Utility Holding Company Act of 1935.

The SEC order requires that briefs supporting the Petitions be filed by July 21, 2003, a brief in opposition be filed by August 20, 2003, and any reply briefs be filed by September 3, 2003.

For further information, see "Public Utility Holding Company Act of 1935" in Item 2. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in PGE's Form 10-Q for the quarterly period ended March 31, 2003.

Public Ownership Initiatives

On June 12, 2003, the Multnomah County Board of Commissioners approved the boundaries of a proposed Peoples' Utility District (PUD) and set a PUD formation initiative on the November 4, 2003 ballot to be voted on by the county voters. For further information, see "Public Ownership Initiatives" in Item 2. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in PGE's Form 10-Q for the quarterly period ended March 31, 2003.

Oregon Public Utility Commission Staff Report on Trading Activities

On June 12, 2003, the Oregon Public Utility Commission delayed any decision on commencing an investigation of PGE's trading activities until after the Federal Energy Regulatory Commission (FERC) has substantially completed its inquiry of PGE trading activities. The hearing on the FERC investigation has been set for October 21, 2003, with an initial decision scheduled on or before December 19, 2003.

For further information, see "Oregon Public Utility Commission Staff Report on Trading Activities" in Item 2. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in PGE's Form 10-Q for the quarterly period ended March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

June 16, 2003	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

June 16, 2003	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer